Loan Prepayment Summary
Date: 3/7/2005 9:56:48 AM Deal Number: SASCO 2005-NC1 Report As of: 1/30/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Date of Prepayment
APF Flag (Y/N)
Prepayment Premium Due
Prepayment Premium
Received on APF Loan
Prepayment Amount
Total Prepayment
Page 1 of 1 ( records returned)
Loan Prepayment Summary
Date: 3/7/2005 9:56:48 AM Deal Number: SASCO 2005-NC1 Report As of: 1/30/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Date of Prepayment
APF Flag (Y/N)
Prepayment Premium Due
Prepayment Premium
Received on APF Loan
Prepayment Amount
Total Prepayment
Page 1 of 1 ( records returned)